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                                                                  Exhibit 4.29

      THIS FIRST AMENDMENT TO THE SUBSCRIPTION AGREEMENT entered into at the City of Montreal, Province of Quebec, effective as of October 24, 2002


AMONG: SGF SANTE INC., a corporation duly incorporated pursuant to the laws of the Province of Quebec, having its head office at 600 de La Gauchetiere Street West, Suite 1700, Montreal, Quebec, H3B 4L8, acting and represented herein by Dupuis Angers, its Vice-President, and by Michel Sainte-Marie, its Assistant Secretary, duly authorized as they so declare;

                                    (hereinafter referred to as "SGF Sante")

AND: DRAXIS HEALTH INC., a corporation duly incorporated under the laws of Canada, having its head office at 6780 Goreway Drive, Mississauga, Ontario, L4V 1P1, acting and represented herein by Jim Garner, its Senior Vice-President, Finance and Chief Financial Officer, duly authorized as he so declares;

                                    (hereinafter referred to as the "Draxis
                                    Health")

AND: DRAXIS PHARMA INC., a corporation duly incorporated under the laws of Canada, having its head office at 1170 Peel Street, 5th Floor, Montreal, Quebec, H3B 4S8, acting and represented by Jim A.H. Garner, its President, duly authorized as he so declares;


                                    (hereinafter referred to as the
                                    "Corporation")

      WHEREAS SGF Sante, Draxis Health and the Corporation entered into a Subscription Agreement as of March 28, 2002 (the "Subscription Agreement");

      AND WHEREAS the Subscription Agreement provided for an additional subscription of 1,088,376 Common Shares by SGF Sante and 2,244,957 Common Shares by Draxis Health which additional subscription was to occur in one tranche at a date provided for in the Subscription Agreement;

      AND WHEREAS SGF Sante and Draxis Health wish that the additional subscription should occur instead in three separate and equal tranches;

      AND WHEREAS the parties hereto wish to amend the Subscription Agreement to reflect the above decision;

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                                      -2-


      NOW, THEREFORE, the parties agree to amend the Subscription Agreement as follows:

1.    The preamble is an integral part of this Agreement.

2. The definitions given to the terms "Additional Subscription", "DHI Subscribed Shares", "Second Closing", "SGF Subscribed Shares" and "Subscription Price" in section 1.1 of the Subscription Agreement are hereby deleted and replaced with the following definitions:

      "ADDITIONAL SUBSCRIPTIONS" has the meaning set forth in section 2.2.

      "DHI SUBSCRIBED SHARES" means the 577,402 Common Shares hereby subscribed by Draxis Health which are issued at the Closing and the 2,244,957 Common Shares which Draxis Health hereby agrees to subscribe for at the Second Closing, the Third Closing and the Fourth Closing.

      "SECOND CLOSING" has the meaning set forth in section 2.2.1

      "SGF SUBSCRIBED SHARES" means the 279,930 Common Shares hereby subscribed by SGF Sante which are issued at the Closing and the 1,088,376 Common Shares which SGF Sante hereby agrees to subscribe for at the Second Closing, the Third Closing and the Fourth Closing.

      "SUBSCRIPTION PRICE" means the aggregate subscription price payable for all the subscribed shares, being $1,286,000 at the Closing, $1,666,666 at the Second Closing, $1,666,666 at the Third Closing and $1,666,666 at the Fourth Closing.

      In addition, the following definitions are added:

      "FOURTH CLOSING" has the meaning set forth in section 2.2.4

      "THIRD CLOSING" has the meaning set forth in section 2.2.3

3. Section 2.2 of the Subscription Agreement is deleted and replaced with the following:

      "2.2.1 SECOND ADDITIONAL SUBSCRIPTION

            On October 24, 2002, (the "Second Closing") Draxis Health and SGF Sante hereby agree to subscribe for and to purchase and take up, and the Corporation hereby agrees to allot and issue from treasury to Draxis Health and SGF Sante, the Common Shares set out below for a subscription price of $1.50 per share:

                                                                 Aggregate
             Subscriber               Number of Shares        Subscription Price
            ------------------      --------------------    --------------------
             Draxis Health                748,319               $1,122,478.50

             SGF Sante                    362,792                $544,188.00

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                                      -3-


            The Common Shares issued pursuant to this Second Closing shall represent, along with the Management Subscription 5.18% of the outstanding Common Shares of the Corporation on a non-diluted basis.


      2.2.3 THIRD ADDITIONAL SUBSCRIPTION

            On the date that is mutually agreed upon by Draxis Health and SGF Sante after good faith discussions to determine when the funds are required by the Corporation to complete its Capital Plan, but in any event, no later than December 31, 2002 (the "Third Closing") Draxis Health and SGF Sante hereby agree to subscribe for and to purchase and take up, and the Corporation hereby agrees to allot and issue from treasury to Draxis Health and SGF Sante, the Common Shares set out below for a subscription price of $1.50 per share:

                                                                 Aggregate
             Subscriber               Number of Shares        Subscription Price
            ------------------      --------------------    --------------------
            Draxis Health                748,319               $1,122,478.50

            SGF Sante                    362,792                $544,188.00

            The Common Shares issued pursuant to this Third Closing shall represent, along with the Management Subscription 4.93% of the outstanding Common Shares of the Corporation on a non-diluted basis.

      2.2.4 FOURTH ADDITIONAL SUBSCRIPTION

            On the date that is mutually agreed upon by Draxis Health and SGF Sante after good faith discussions to determine when the funds are required by the Corporation to complete its Capital Plan, but in any event, no later than March 31, 2003 (the "Fourth Closing") Draxis Health and SGF Sante hereby agree to subscribe for and to purchase and take up, and the Corporation hereby agrees to allot and issue from treasury to Draxis Health and SGF Sante, the Common Shares set out below for a subscription price of $1.50 per share:

                                                                 Aggregate
             Subscriber               Number of Shares        Subscription Price
            ------------------      --------------------    --------------------
            Draxis Health                748,319               $1,122,478.50

            SGF Sante                    362,792                $544,188.00

            The Common Shares issued pursuant to this Fourth Closing shall represent, along with the Management Subscription 4.70% of the outstanding Common Shares of the Corporation on a non-diluted basis.

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                                      -4-


            (The Second Additional Subscription, the Third Additional Subscription and the Fourth Additional Subscription are collectively referred to as the "Additional Subscriptions")."

4. Section 2.3 of the Subscription Agreement is deleted and replaced with the following:

      "In the event that there is, before the Third Closing or the Fourth Closing, a refinancing by the Corporation of its senior debt which ranks prior to the Shareholders' Subordinated Debt on terms and conditions satisfactory to Draxis Health and SGF Sante, the parties hereby agree to negotiate in good faith with respect to a reduction in the amount of the Additional Subscriptions. The total of the new financing and Additional Subscriptions, as reduced, must be sufficient to enable the Corporation to implement the Capital Plan. Failing agreement between Draxis Health and SGF Sante on any such reduction, the obligation to make the full Additional Subscriptions shall remain in full force and effect."

5. Section 2.4 of the Subscription Agreement is deleted and replaced with the following:

      "The Subscription Price of the Subscribed Shares shall be payable by wire transfer, cheque or banker's draft to the order of the Corporation at the Closing Date, or, as the case may be, the Second Closing, the Third Closing or the Fourth Closing with respect to the Additional Subscriptions, against delivery by the Corporation of:

      2.4.1 certificates representing the SGF Subscribed Shares, duly registered in the name of SGF Sante, and

      2.4.2 certificates representing the DHI Subscribed Shares, duly registered in the name of Draxis Health.

      The Subscribed Shares shall be duly allotted and issued as fully paid and non-assessable."

6. Save as aforesaid, all of the terms and conditions of the Subscription Agreement remain unchanged.

7. The Corporation hereby declares that it has taken communication of the foregoing amendment and agrees to be bound hereby.







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IN WITNESS HEREOF THE PARTIES HAVE SIGNED THIS AGREEMENT AS OF THE DATE
HEREINABOVE FIRST MENTIONED.



                                     SGF SANTE INC.

                                     /s/ Dupuis Angers
                                     -------------------------------------------
                               Per: Dupuis Angers

                                     /s/ Michel Sainte-Marie
                                     -------------------------------------------
                                Per: Michel Sainte-Marie

                                     DRAXIS HEALTH INC.

                                     /s/ Jim A.H. Garner
                                     -------------------------------------------
                                Per: Jim A.H. Garner

                                     DRAXIS PHARMA INC.

                                     /s/ Jim A.H. Garner
                                     -------------------------------------------
                                Per: Jim A.H. Garner